                                                                  EXHIBIT 99(e)

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                   FORM W-9

   GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------

                             GIVE THE
 FOR THIS TYPE OF ACCOUNT:   SOCIAL SECURITY
                             NUMBER OF--
-----------------------------------------------
  1. An individual's         The individual
     account

  2. Two or more             The actual owner
     individuals (joint      of the account
     account)                or, if combined
                             funds, any one
                             of the
                             individuals (1)

  3. Husband and wife        The actual owner
     (joint account)         of the account
                             or, if joint
                             funds, either
                             person (1)

  4. Custodian account of    The minor (2)
     a minor (Uniform Gift
     to Minors Act)

  5. Adult and minor         The adult or, if
     (joint account)         the minor is the
                             only
                             contributor, the
                             minor (1)

  6. Account in the name     The ward, minor
     of guardian or          or incompetent
     committee for a         person (3)
     designated ward,
     minor, or incompetent
     person

  7. (a) The usual           The grantor-
         revocable           trustee (1)
         savings trust
         account (grantor
         is also trustee);

     (b) So-called trust     The actual owner
         account that is     (1)
         not a legal or
         valid trust
         under State law
------------------------------------------------

------------------------------------------------
                            GIVE THE EMPLOYER
 FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                            NUMBER OF--
-----------------------------------------------
  8. Sole proprietorship    The owner (4)
     account

  9. A valid trust,         The legal entity
     estate, or pension     (Do not furnish the
     trust                  identifying number
                            of the personal
                            representative or
                            trustee unless the
                            legal entity itself
                            is not designated
                            in the account
                            title.) (5)

 10. Corporate account      The corporation

 11. Religious,             The organization
     charitable or
     educational
     organization account

 12. Partnership account    The partnership
     held in the name of
     the business

 13. Association, club,     The organization
     or other tax-exempt
     organization

 14. A broker or            The broker or
     registered nominee     nominee

 15. Account with the       The public entity
     Department of
     Agriculture in the
     name of a public
     entity (such as a
     State or local
     government, school
     district, or prison)
     that receives
     agricultural program
     payments

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                   FORM W-9
OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5. Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEE EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).
  . The United States or any agency or instrumentality thereof.
  . A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency, or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a).
  . An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1).
  . An entity registered at all times under the Investment Company Act of
    1940.
  . A foreign central bank of issue.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDINGS

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends not paid in money.
  . Payments made by certain foreign corporations.
  . Payments to nonresident aliens subject to withholding under Section 1441.

Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals. Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM. SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE NOT A NON-RESIDENT OR FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

Unless otherwise noted herein, all references to section numbers or regulations are references to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.